UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

ANAVEX LIFE SCIENCES CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37606	98-0608404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 5th Avenue, 20th Floor New York, NY USA		10111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-844-689-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVXL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 25, 2026, the Board of Directors (the “Board”) of Anavex Life Sciences Corp. (the “Company”) established September 24, 2026, as the date of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and July 31, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the 2026 Annual Meeting. The time, location and additional details for the 2026 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting.

As the date of the 2026 Annual Meeting will be more than 30 days after the anniversary of the Company’s 2025 Annual Meeting of Stockholders, the Company is providing notice of the revised deadlines for submission of any qualified stockholder proposal or qualified stockholder nomination in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the 2026 Annual Meeting, (a) any stockholder proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) and (b) any stockholder proposal or director nomination submitted outside of Rule 14a-8, must be received by the Company at its principal executive offices at the following address, Anavex Life Sciences Corp., 630 5th Avenue, 20th Floor, New York, NY 10111, a reasonable time before the Company begins to print and send its proxy materials. The Company will consider proposals and director nominations received on or before July 10, 2026, to be received within a reasonable time before the Company begins to print and send its proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Date: June 26, 2026	By:	/s/ Sandra Boenisch
Sandra Boenisch, CPA, CGA Principal Financial Officer, Treasurer